Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-291839) of Skycorp Solar Group Ltd (the “Company”) of our report dated February 12, 2026, relating to the consolidated financial statements of the Company as of and for the years ended September 30, 2025, and to all references to our firm included in this Form 20-F filed with the U.S. Securities and Exchange Commission on February 12, 2026.

Singapore
February 12, 2026